Exhibit 99.2

NEW SOURCE ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On October 4, 2013, the Partnership acquired oil and natural gas properties (the “Acquisition Properties”) pursuant to a contribution agreement dated October 4, 2013 (the “Contribution Agreement”) with Scintilla, LLC, an Oklahoma limited liability company (“Scintilla”). As consideration for the Acquisition Properties, the Partnership paid $5.0 million in cash and issued 414,045 common units representing limited partner interests in the Partnership (“Common Units”) to Scintilla (the “October Acquisition”). The Partnership also agreed to provide additional consideration to Scintilla in November 2014 if the production attributable to the Acquisition Properties for the nine-month period ending September 30, 2014 exceeds 383.5 barrels of oil equivalent per day (the "Current Production Average," as defined in the Contribution Agreement). As detailed in the Contribution Agreement, the amount of any such additional consideration will be calculated as the acquisition value of the production increase (applying the same valuation methodology as was used to determine the initial consideration with respect to the Current Production Average) less (i) the capital expenditures incurred attributable to the production growth (including an allowance for the cost of capital for such capital expenditures) and (ii) revenue attributable to any wells that were not producing in paying quantities as of the effective date of the October Acquisition. The Partnership may satisfy any such additional consideration in cash, common units, or a combination thereof at its discretion.

The October Acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of the Acquisition Properties operations included in the Partnership's financial statements from the date of acquisition.

Previously, on March 29, 2013, the Partnership acquired oil and natural gas properties (the “March Acquisition” and, together with the October Acquisition, the “Acquisitions”) pursuant to contribution agreements dated March 29, 2013 involving New Source Energy Corporation, a Delaware corporation (“NSEC”), Scintilla and W.K. Chernicky, LLC, an Oklahoma limited liability company (“WKC” and, collectively with NSEC and Scintilla, the “Contributors”), previously reported by the Partnership and reflected in the pro forma financial statements included in the Partnership’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the "SEC") on June 14, 2013. As consideration for the March Acquisition, the Partnership issued an aggregate of 1,378,500 Common Units to the Contributors.

The accompanying pro forma financial statements illustrate the effect of the Acquisitions on the Partnership's financial position and result of operations. The balance sheet as of September 30, 2013 is based on the historical balance sheets of the Partnership as of that date and assumes the October Acquisition was completed on that date. The statements of operations for the year ended December 31, 2012 and nine months ended September 30, 2013 are based on the historical statements of operations of the Partnership and the Acquisitions for each respective period. The pro forma statements of operations assume the Acquisitions were completed on January 1, 2012.

The unaudited pro forma financial information is not indicative of the financial position or results of operations of the Partnership which would have actually occurred if the transactions had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, reductions in prices paid for oil and natural gas, future acquisitions or dispositions and other factors.

The accompanying pro forma financial statements should be read in connection with our Annual Report on from 10-K for the year ended December 31, 2012 and on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

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NEW SOURCE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA BALANCE SHEET

SEPTEMBER 30, 2013

(unaudited, in thousands, except unit amounts)

	NSLP Historical	October Acquisition		Pro Forma
ASSETS
Current assets:
Cash	$258	$-		$258
Oil and natural gas sales receivable	7,308	-		7,308
Oil and natural gas sales receivable-related parties	1,145	-		1,145
Derivative assets	443	-		443
Other current assets	160	-		160
Total current assets	9,314	-		9,314
Property and equipment:
Oil and natural gas properties, at cost, using full cost method:
Proved oil and natural gas properties	262,745	15,188	(a)	277,933
Accumulated depreciation, depletion, and amortization	(124,057)	-		(124,057)
Total property and equipment, net	138,688	15,188		153,876
Prepaid drilling and completion costs	4,266	-		4,266
Loan fees, net	1,476	-		1,476
Derivative assets	837	-		837
Total assets	$154,581	$15,188		$169,769

LIABILITIES, PARENT NET INVESTMENT AND PARTNERS' CAPITAL:
Current liabilities:
Accounts payable	$291	$-		$291
Accounts payable-related parties	4,510	1,600	(b)	6,110
Accrued liabilities	209	-		209
Derivative obligations	1,556	-		1,556
Total current liabilities	6,566	1,600		8,166
Long-term related party payables	283	-		283
Credit facility	67,500	5,000	(b)	72,500
Derivative obligations	238	-		238
Asset retirement obligation	3,059	166	(a)	3,225
Total liabilities	77,646	6,766		84,412
Commitments and contingencies
Partners' capital:
Common units (6,773,500 units outstanding at September 30, 2013)	98,934	8,422	(b)	107,356
Subordinated units (2,205,000 units outstanding at September 30, 2013)	(20,595)	-		(20,595)
General partner's capital (155,102 units outstanding at September 30, 2013)	(1,404)	-		(1,404)
Total partners' capital	76,935	8,422		85,357
Total liabilities, parent net investment and partners' capital	$154,581	$15,188		$169,769

See Note 2 for footnotes describing the pro forma accounts.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

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 NEW SOURCE ENERGY PARTNER L.P.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(In thousands)

	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Adjustments		Pro Forma

REVENUES
Oil sales	$5,570	$3,802	$5,660	$-		$15,032
Natural gas liquids (NGL) sales	23,996	6,057	1,177	-		31,544
Natural gas sales	6,030	2,089	1,491	-		9,296
Total revenues	35,596	11,948	8,328	-		55,872
OPERATING COSTS AND EXPENSES
Oil and natural gas production expenses	6,217	5,128	3,700	-		15,045
Oil and natural gas production taxes	1,144	504	417	-		2,065
General and administrative	12,660	-	-	-		12,660
Depreciation, depletion, and amortization	14,409	-	-	7,111	(c)	21,520
Accretion expense	116	-	-	-		116
Total operating costs and expenses	34,546	5,632	4,117	7,111		51,406
Operating income	1,050	6,316	4,211	(7,111)		4,466
OTHER INCOME (EXPENSE)
Interest expense	(3,202)	-	-	(279)	(d)	(3,481)
Gains from derivatives	7,057	-	-	-		7,057
Income before income taxes	4,905	6,316	4,211	(7,390)		8,042
Income tax expense	1,796	-	-	-		1,796
Net income	$3,109	$6,316	$4,211	$(7,390)		$6,246

See Note 2 for footnotes describing the pro forma amounts.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

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NEW SOURCE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands)

	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Adjustments		Pro Forma
REVENUES
Oil sales	$4,879	$669	$3,044	$-		$8,592
Natural gas liquieds (NGL) sales	20,530	1,394	586	-		22,510
Natural gas sales	7,031	576	1,056	-		8,663
Total revenues	32,440	2,639	4,686	-		39,765
OPERATING COSTS AND EXPENSES
Oil and natural gas production expenses	8,702	1,275	3,496	-		13,473
Oil and natural gas production taxes	1,996	131	298	-		2,425
General and administrative	11,452	-	-	-		11,452
Depreciation, depletion and amortization	11,686	-	-	3,348	(c)	15,034
Accretion expense	145	-	-	-		145
Total operating costs and expenses	33,981	1,406	3,794	3,348		42,529
Operating income (loss)	(1,541)	1,233	892	(3,348)		(2,764)
OTHER INCOME (EXPENSE)
Interest expense	(3,220)	-	-	(209)	(d)	(3,429)
Realized and unrealized gain (loss) from derivatives, net	(2,597)	-	-	-		(2,597)
Income (loss) before income taxes	(7,358)	1,233	892	(3,557)		(8,790)
Income tax benefit (expense)	12,126	-	-	-		12,126
Net income	$4,768	$1,233	$892	$(3,557)		$3,336

ALLOCATION OF NET INCOME FOR NINE MONTHS ENDED SEPTEMBER 30, 2013:
Net income (loss)	$4,768	$1,233	$892	$(3,557)		$3,336
Net income (loss) prior to purchase of properties from New Source Energy on February 13, 2013	5,303	602	140	(560)		5,486
Net income (loss) subsequent to purchase of properties from New Source Energy on February 13, 2013	(535)	631	752	(2,997)		(2,150)
Net loss allocable to general partner from February 13, 2013 to September 30, 2013	(29)					(117)
Net loss allocable to subordinated units from February 13, 2013 to September 30, 2013	(430)					(1,728)
Net loss allocable to common units from February 13, 2013 to September 30, 2013	(76)					(305)
Weighted average units outstanding	6,480,439	263,713	414,045			7,158,197
Net loss per common unit from February 13, 2013 to September 30, 2013	(0.01)					$(0.04)

See Note 2 for footnotes describing the pro forma amounts.
The accompanying notes are an integral part of these financial unaudited pro forma combined statements.

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1.      Basis of Presentation:

The financial statements included in this report present an unaudited pro forma combined balance sheet and unaudited pro forma combined results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by New Source Energy Partners L.P. ("the Partnership").

The unaudited pro forma combined balance sheet as of September 30, 2013 included in this report gives effect to the Partnership's October 4, 2013 acquisition (the “October Acquisition”) of certain oil and natural gas properties (the “Acquisition Properties”) assuming the acquisition occurred on September 30, 2013 and is derived from the historical consolidated financial statements of the Partnership and reflects the current estimate (which is subject to change) of the purchase price allocation of the Acquisition Properties. The Acquisition Properties are primarily located in the Southern Dome Field. The effective date of the acquisition of the Acquisition Properties was August 1, 2013.

The unaudited pro forma combined statements of operations for the year ended December 31, 2012 and nine months ended September 30, 2013, give effect to the acquisition of the Acquisition Properties and the Partnership’s March 29, 2013 acquisition of certain oil and gas properties (the “March Acquisition” and, together with the October Acquisition, the “Acquisitions”) assuming the Acquisitions occurred on January 1, 2012 and are derived from the historical financial statements of the Partnership, and the historical statements of revenues and direct operating expenses of the Acquisitions and reflect pro forma adjustments based on assumptions the Partnership has deemed appropriate. Pro forma adjustments for the nine months ended September 30, 2013 with respect to the March Acquisition only reflect the pro forma effects on the period prior to completion of the March Acquisition.

The related pro forma adjustments are described below. In the opinion of the Partnership's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commission’s (the “SEC”) Regulation S-X, the pro forma combined financial statements. No adjustments have been made to reflect pro forma income taxes as the income tax accounts shown are those of the Partnership’s predecessor, a taxable entity, and in February 2013, in connection with its initial public offering, the Partnership became a nontaxable entity. Therefore, such adjustments would not be meaningful.

The unaudited pro forma combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the Acquisitions had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and elsewhere in the Partnership's reports and filings with the SEC. The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 and on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the Acquisitions reflected therein as filed herewith by the Partnership with the SEC.

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2.      Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

a.

On October 4, 2013, the Partnership closed the acquisition of the Acquisition Properties in exchange for $5.0 million and 414,045 common units pursuant to a contribution agreement dated October 4, 2013 (the “Contribution Agreement”) with Scintilla, LLC, an Oklahoma limited liability company (“Scintilla”). The Partnership also agreed to provide additional consideration to Scintilla in November 2014 if the production attributable to the Acquisition Properties for the nine-month period ending September 30, 2014 exceeds 383.5 barrels of oil equivalent per day (the "Current Production Average," as defined in the Contribution Agreement). As detailed in the Contribution Agreement, the amount of any such additional consideration will be calculated as the acquisition value of the production increase (applying the same valuation methodology as was used to determine the initial consideration with respect to the Current Production Average) less (i) the capital expenditures incurred attributable to the production growth (including an allowance for the cost of capital for such capital expenditures) and (ii) revenue attributable to any wells that were not producing in paying quantities as of the effective date of the acquisition. The Partnership may satisfy any such additional consideration in cash, common units, or a combination thereof at its discretion. The allocation of purchase price to the fair value of the acquired assets and liabilities assumed was as follows:

(In thousands)

Proved oil and natural gas properties including related equipment	$15,188
Future abandonment costs	(166)
Fair value of net assets acquired	$15,022

To record the acquisition of the Acquisition Properties.

b.      To reflect cash paid and common units issued in November 2013 to fund the acquisition of the Acquisition Properties ($5.0 million plus 414,045 common units valued at $20.34 per unit or $8,421,675, plus $1.6 million of contingent consideration, or $15.0 million). The Company’s initial public offering of common units was not completed until after December 31, 2012. Accordingly, no pro forma earnings per common unit are presented for the year ended December 31, 2012.

c.      To record the incremental depreciation, depletion and amortization using full cost method.

d.     To record the incremental interest expense associated with the $5.0 million borrowing to fund the cash portion of the purchase price paid for the Acquisition Properties.

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3.      Oil, Natural Gas and NGL Reserve Disclosures

The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves for the year ended December 31, 2012, giving effect to the acquisition of the Acquisitions . There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact:

	Oil (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	953,430	220,823	446,590	1,620,843
Revisions	(469,630)	(2,670)	(6,457)	(478,757)
Extensions and discoveries	106,400	29,580	-	135,980
Production	(61,010)	(42,093)	(61,963)	(165,066)
Balance, December 31, 2012	529,190	205,640	378,170	1,113,000

	Natural Gas (Mcf)
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	21,605,810	4,350,439	4,516,500	30,472,749
Revisions	1,295,502	(110,770)	(263,118)	921,614
Extensions and discoveries	3,512,130	1,332,730	-	4,844,860
Production	(2,278,342)	(867,759)	(555,872)	(3,701,973)
Balance, December 31, 2012	24,135,100	4,704,640	3,697,510	32,537,250

	NGL (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	9,307,940	1,775,981	208,790	11,292,711
Revisions	57,825	(57,140)	(4,008)	(3,323)
Extensions and discoveries	1,049,350	386,350	-	1,435,700
Production	(711,195)	(202,901)	(28,522)	(942,618)
Balance, December 31, 2012	9,703,920	1,902,290	176,260	11,782,470

	December 31, 2012
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Developed Reserves:
Oil (Bbls)	249,140	175,340	255,120	679,600
Natural Gas (Mcf)	11,980,390	3,371,570	2,923,900	18,275,860
NGL (Bbls)	6,182,620	1,515,640	138,390	7,836,650

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Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2012, giving effect to the Acquisitions as if the transaction had occurred on January 1, 2012. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2012 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of the Partnership's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2012 as well as to the historical statements of revenues and direct operating expenses for the Acquisitions for a discussion of the assumptions used in preparing the information presented.

	Year Ended December 31, 2012
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
	(In thousands)
Future production revenues	$435,670	$95,198	$50,461	$581,329
Future costs:
Production	(121,541)	(31,112)	(20,717)	(173,370)
Development	(52,032)	(5,997)	(9,786)	(67,815)
Income tax expense	(85,090)	-	-	(85,090)
10% annual discount for estimated timing of cash flows	(82,746)	(24,425)	(6,616)	(113,787)
Standardized measure of discounted net cash flows	$94,261	$33,664	$13,342	$141,267

The following table sets forth the principal sources of change in discounted future net cash flows:

	Year Ended December 31, 2012
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
	(In thousands)
Increase (decrease):
Sales, net of production costs	$(28,235)	$(6,316)	$(4,211)	$(38,762)
Net change in sales prices, net of production costs	(93,618)	(21,383)	1,904	(113,097)
Changes in estimated future development costs	8,350	-	-	8,350
Revisions of previous quantity estimates	(5,833)	-	-	(5,833)
Previously estimated development costs incurred	11,382	-	-	11,382
Extensions and discoveries	8,688	3,627	-	12,315
Changes in income taxes	33,532	-	-	33,532
Other	(8,671)	-	-	(8,671)
Accretion of discount	15,333	5,249	1,423	22,005
Net increase (decrease)	(59,072)	(18,823)	(884)	(78,779)
Standardized measure of discounted future net cash flows:
Beginning of year	153,333	52,487	14,226	220,046
End of year	$94,261	$33,664	$13,342	$141,267

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